                                                                       Exhibit 1



                             UNDERWRITING AGREEMENT

                                  -------------

                            MEDIUM-TERM NOTE PROGRAM



                                                             __________ __, 199_

Amoco Argentina Oil Company,
Argentine Branch
Maipu 942
Buenos Aires, Argentina 1340

Amoco Corporation
200 East Randolph Drive
Chicago, Illinois 60601

Amoco Company
200 East Randolph Drive
Chicago, Illinois 60601

Dear Sirs:

     We (the "Manager") are acting on behalf of the underwriter or underwriters (including ourselves) named below (such underwriter or underwriters being herein called the "Underwriters"), and we understand that Amoco Argentina Oil Company, a Delaware corporation, acting through its Argentine Branch (the "Company"), proposes to issue and sell U.S. $_____ of its ___% Negotiable Obligations due _______ (the "Securities"), which are to be unconditionally guaranteed as to payments of principal, premium, if any, and interest, if any (the "Guarantees"), by Amoco Corporation, an Indiana corporation, and Amoco Company, a Delaware corporation (together, the "Guarantors"). The Securities will be issued pursuant to the provisions of an Indenture, dated as of ______ __, 1995 (the "Indenture"), among the Company, the Guarantors and The Chase Manhattan Bank (National Association), as Trustee (the "Trustee"), Co-Registrar and Principal Paying Agent, and The Chase Manhattan Bank, N.A. (Buenos Aires), as Registrar and Paying Agent.

     Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell, the Guarantors agree to guarantee, and the Underwriters agree to purchase, severally and not jointly, the respective principal amount of Securities set forth below opposite their names at a purchase price of ___% of the principal amount of Securities, plus accrued interest, if any, from [Date of Securities] to the date of payment and delivery:

                                             PRINCIPAL AMOUNT OF
NAME                                             SECURITIES
----                                             ----------

[Chemical Securities Inc.] . . . . . . . . . . U.S. $
[Citicorp Securities, Inc.]  . . . . . . . . . U.S. $
[Morgan Stanley & Co. Incorporated]  . . . . . U.S. $


                                                    --------------
     Total . . . . . . . . . . . . . . . . . U.S. $
                                                    --------------
                                                    --------------


     The Underwriters will pay for the Securities upon delivery thereof at [office] at a.m. (New York City time) on ____________ __, 199_, or at such other time, not later than [5:00 p.m.] (New York City time) on _________, 199_, as shall be designated by the Manager. The time and date of such payment and delivery are hereinafter referred to as the Closing Date.

     The Securities shall have the terms set forth in the Prospectus, dated ________, 199_, and the Prospectus Supplement, dated ________, 199_, including the following:

TERMS OF SECURITIES

  TITLE:

     ___% Negotiable Obligations due ___________________

  AGGREGATE PRINCIPAL AMOUNT:

     U.S. $_______________

  PRICE TO PUBLIC:

     __% of the principal amount of the Securities, plus accrued interest, if any, from ________ to _________ [and accrued amortization, if any, from _________ to __________].

  PURCHASE PRICE BY UNDERWRITERS:

     __% of the principal amount of the Securities, plus accrued interest, if any, from _________ to _________ [and accrued amortization, if any, from ________ to _________].

  SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

  INDENTURE:

     Indenture dated __________ __, 1995, among the Company, the Guarantors, The Chase Manhattan Bank (National Association), as Trustee, Co-Registrar and Principal Paying Agent, and The

     Chase Manhattan Bank, N.A. (Buenos Aires), as Registrar and Paying Agent

  MATURITY DATE:

  INTEREST RATE:

     [  %] [Zero Coupon] [See Floating Rate Provisions]

  INTEREST PAYMENT DATES:

     _________ and _________ commencing __________, (Interest accrues from
________, _________)

  REDEMPTION PROVISIONS:

     [No provisions for redemption]

     [The Securities may be redeemed, otherwise than through the sinking fund, in whole or in part at the option of the Company, in the amount of U.S. $_________ or an integral multiple thereof, [on or after ________, _______ at the following redemption prices (expressed in percentages of principal amount), if [redeemed on or before _____, ___%, and if] redeemed during the 12-month period beginning _____,


                                                   Redemption
       Year                                           Price
       ----                                           -----



     and thereafter at 100% of their principal amount, together in each case with accrued interest to the redemption date.] [on any interest payment date falling on or after ______, ________, at the election of the Company, at a redemption price equal to the principal amount thereof, plus accrued interest to the date of redemption.]

     If Additional Amounts (as defined in the Indenture) shall become payable with respect to the Securities, the Securities shall be redeemable upon the terms and conditions set forth in the Indenture.

     [Other possible redemption provisions, such as mandatory redemption upon occurrence of certain events]

     [Restriction on refunding]

  SINKING FUND PROVISIONS:

     [No sinking fund provisions]

     [The Securities are entitled to the benefit of a sinking fund to retire U.S. $_________ principal amount of Securities on _________ in each of the years ________ through ________ at 100% of their principal amount plus accrued interest] [, together with [cumulative] [noncumulative] redemptions at the option of the Company to retire an additional U.S. $_________ principal amount of Securities in the years _______ through ________ at 100% of their principal amount plus accrued interest].

         [If Securities are extendible debt securities, insert--

  EXTENDIBLE PROVISIONS:

     Securities are repayable on _________, ________ [insert date and years], at the option of the holder, at their principal amount with accrued interest. Initial annual interest rate will be ___%, and thereafter annual interest rate will be adjusted on _____, _____ and _____ to a rate not less than ___% of the effective annual interest rate on U.S. Treasury obligations with _____-year maturities as of the [insert date 15 days prior to maturity date] prior to such [insert maturity date].]


         [If Securities are Floating Rate debt securities, insert--

  FLOATING RATE PROVISIONS:

     Initial annual interest rate will be ___% through _____ [and thereafter will be adjusted [monthly] [on each _____, _____, ____ and _____] [to an annual rate of ___% above the average rate for ______-year [month] [securities] [certificates of deposit] issued by _______ and ______ [insert names of banks],] [and the annual interest rate [thereafter] [from ________ through ________] will be the interest yield equivalent of the weekly average per annum market discount rate for ____-month Treasury bills plus ___% of Interest Differential (the excess, if any, of (i) then current weekly average per annum secondary market yield for ___-month certificates of deposit over (ii) then current interest yield equivalent of the weekly average per annum market discount rate for ___-month Treasury bills); [from _______ and ______ thereafter the rate will be the then current interest yield equivalent plus ___% of Interest Differential).]

  DEFEASANCE PROVISIONS:


  FORM AND DENOMINATION:


  TIME OF DELIVERY:

  CLOSING LOCATION:


  NAMES AND ADDRESSES OF MANAGER:

     Manager:

     Address for Notices, etc.

  OTHER TERMS:

     All provisions contained in the document entitled Amoco Argentina Oil Company Underwriting Agreement Standard Provisions (Medium-Term Note Program), dated ______ __, 1995 (the "Standard Provisions"), a copy of which is attached hereto, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except that if any term defined in such document is otherwise defined herein, the definition set forth herein shall control.

     [Subject to Section 10 of the Standard Provisions, the Company and the Guarantors each covenant and agree to reimburse the Underwriters for their reasonable out-of-pocket expenses (including reasonable legal fees and expenses) incurred in connection with the public offering of the Securities (other than any advertising expenses or any transfer taxes on resale of the Securities by them not provided for by Section 5(i) of the Standard Provisions) in an aggregate amount not to exceed U.S. $____.]

     Please confirm your agreement by having an authorized officer sign a copy of this Agreement in the space set forth below.


                                   Very truly yours,


                                   [CHEMICAL SECURITIES INC.]
                                   [CITICORP SECURITIES, INC.]
                                   [MORGAN STANLEY & CO. INCORPORATED]



                                   [Acting severally on behalf of themselves and the several Underwriters named herein]


                                   By: [CHEMICAL SECURITIES INC.]
                                       [CITICORP SECURITIES, INC.]
                                       [MORGAN STANLEY & CO. INCORPORATED]



                                   By:__________________________
                                      Name:
                                      Title:


Accepted:  ________ __, 199_


AMOCO ARGENTINA OIL COMPANY,
acting through its Argentine Branch


By:____________________________
   Name:
   Title:

Accepted:  _________ __, 199_


AMOCO CORPORATION


By:____________________________
   Name:
   Title:

Accepted:  ________ __, 199_


AMOCO COMPANY


By:____________________________
   Name:
   Title:

                           AMOCO ARGENTINA OIL COMPANY

                             UNDERWRITING AGREEMENT

                               STANDARD PROVISIONS
                           (MEDIUM-TERM NOTE PROGRAM)


                                                               ________ __, 1995

     From time to time, Amoco Argentina Oil Company, a Delaware corporation, acting through its Argentine Branch (the "Company"), and Amoco Corporation, an Indiana corporation, and Amoco Company, a Delaware corporation (together, the "Guarantors"), may enter into one or more underwriting or other agreements that provide for the sale of designated securities, guaranteed by the Guarantors, to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein sometimes referred to as this Agreement. Terms defined in the Underwriting Agreement are used herein as therein defined.

     The Company and the Guarantors have filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 33-____), including a prospectus, relating to the Securities and to the unconditional guarantee by the Guarantors of payment of principal, premium, if any, and interest, if any (the "Guarantees"), and have filed with, or transmitted for filing to, or shall promptly hereafter file with or transmit for filing, to, the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Securities and related Guarantees pursuant to Rule 424 under the Securities Act of 1933, as amended (the "Securities Act"). The term "Registration Statement" means the registration statement referred to above, including the exhibits thereto, as amended to the date of this Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the Prospectus Supplement. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Securities and the Guarantees, together with the Basic Prospectus. As used herein, the terms "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the documents, if any, incorporated by reference therein. The terms "supplement", "amendment" and "amend" as used herein shall include all documents deemed to be incorporated by reference in the Prospectus that are filed subsequent to the date of the Basic Prospectus by the Company and the Guarantors with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     1. REPRESENTATIONS AND WARRANTIES. The Company and the Guarantors represent and warrant to and agree with each of the Underwriters that:

         (a) The Registration Statement has become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company and the Guarantors, threatened by the Commission.

         (b) A request for authorization of the public offering of the Securities has been filed with the COMISION NACIONAL DE VALORES DE LA REPUBLICA ARGENTINA (the "CNV"), and the CNV has granted, pursuant to Resolution No. ______, the authorization of the public offering of the Securities in accordance with the laws of the Republic of Argentina, and such authorization is in full force and effect as of the date hereof.

         (c) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder,
     (ii) the Registration Statement, when it became effective, did not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain, and, as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 1(c) do not apply
     (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company and/or either Guarantor in writing by such Underwriter through the Manager expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility
     (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee.

         (d) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

         (e) When the Securities have been duly executed, authenticated, issued and delivered in the manner provided for herein and in the Indenture, they will be "OBLIGACIONES NEGOCIABLES" issued in accordance with Argentine Law No. 23,576, as amended by Argentine Law No. 23,962.

     2. PUBLIC OFFERING. The Company and the Guarantors are advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Securities after the Underwriting Agreement has been entered into in accordance with the terms of the Underwriting Agreement. The terms of the public offering of the Securities are set forth in the Prospectus.

     3. PURCHASE AND DELIVERY. Except as otherwise provided in this Section 3 or in the Underwriting Agreement, payment for the Securities shall be made at the time and place set forth and in the funds specified in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Securities, registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid.

     Delivery on the Closing Date of any Securities that are Securities in bearer form shall be effected by delivery of a single temporary global Security without coupons (the "Global Security") evidencing the Securities that are Securities in bearer form to a common depositary for Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear"), and for Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") for credit to the respective accounts at Euroclear or CEDEL of each Underwriter or to such other accounts as such Underwriter may direct. Any Global Security shall be delivered to the Manager not later than the Closing Date, against payment of funds to the Company in the net amount due to the Company for such Global Security by the method and in the form set forth in the Underwriting Agreement. The Company shall cause definitive Securities in bearer form to be prepared and delivered in exchange for such Global Security in such manner and at such time as may be provided in or pursuant to the Indenture; provided, however, that the Global Security shall be exchangeable for definitive Securities in bearer form only on or after the date specified for such purpose in the Prospectus.

     4. CONDITIONS TO CLOSING. The several obligations of the Underwriters hereunder are subject to the following conditions:

         (a) Subsequent to the execution and delivery of the Underwriting Agreement and prior to the Closing Date,

               (i) there shall not have occurred any downgrading, nor shall any written notice have been given of any intended or potential downgrading in the rating accorded any of the Company's securities or the Guarantors' securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall have been no material adverse change (not in the ordinary course of business) in the financial condition of either Guarantor and its respective subsidiaries, taken as a whole, or the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus.

         (b) The Manager shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of each of the Company and the Guarantors, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of each of the Company and the Guarantors contained in this Agreement are true and correct as of the Closing Date and that the Company and the Guarantors have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied on or before the Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (c) The Manager shall have received on the Closing Date an opinion or opinions of (i) U.S. counsel for the Company and the Guarantors (who may be a senior internal counsel of Amoco Corporation), dated the Closing Date, substantially in the form of Annex I hereto and (ii) Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz (h), special Argentine counsel for the Company and the Guarantors, dated the Closing Date, substantially in the form of Annex II hereto. In rendering such opinions, such counsel may rely as to all matters governed by New York law upon the opinion of Simpson Thacher & Bartlett referred to in subsection (d) of this Section.

         (d) The Manager shall have received on the Closing Date an opinion or opinions of (i) Simpson Thacher & Bartlett, special U.S. counsel for the Underwriters and (ii) Hope, Duggan & Silva, special Argentine counsel for the Underwriters, each dated the Closing Date, with respect to the incorporation of the Company and the Guarantors, the validity of the Indenture, the Securities, the Guarantees, the Registration Statement, the Prospectus as amended or supplemented and other related matters as the Manager may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion or opinions, Simpson Thacher & Bartlett may rely as to all matters governed by Indiana law upon the opinion of U.S. counsel to the Company and the Guarantors referred to in subsection (c) of this Section.

         (e) The Manager shall have received on the Closing Date one or more letters, dated the Closing Date, in form and substance satisfactory to the Manager, from the independent public accountants of the Company and the Guarantors, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters in similar types of transactions with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

         (f) The Registration Statement shall have become effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or, to the knowledge of the Company and the Guarantors, threatened by the Commission.

         (g) The CNV shall have granted authorization of the public offering of the Securities in accordance with the laws of the Republic of Argentina, and such authorization shall be in full force and effect.

     5. COVENANTS OF THE COMPANY AND THE GUARANTORS. In further consideration of the agreements of the Underwriters herein contained, the Company and the Guarantors each covenant and agree as follows:

         (a) To furnish the Manager, without charge, (i) one executed copy of the Registration Statement (including exhibits thereto) and any supplements and amendments thereto, (ii) as many conformed copies of the Registration Statement (including exhibits thereto) and any supplements and amendments thereto as the Manager may reasonably request and (iii), during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request.

         (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Securities and Guarantees, to furnish to the Manager a copy of each such proposed amendment or supplement.

         (c) If, during such period after the first date of the public offering of the Securities and Guarantees as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at their own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

         (d) To endeavor to qualify the Securities and the Guarantees for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to maintain such qualification for as long as the Manager shall reasonably request, provided that in connection therewith, neither the Company nor either Guarantor shall be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdictions.

         (e) To make generally available to their security holders as soon as practicable an earning statement covering a twelve-month period beginning on the first day of the first full fiscal quarter after the date of this Agreement, which earning statement shall satisfy the provisions of
     Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (f) During the period beginning on the date of the Underwriting Agreement and continuing to and including seven calendar days from the date of the Underwriting Agreement, not to offer, sell, contract to sell or otherwise dispose of (i) any debt securities of the Company or either Guarantor substantially similar to the Securities or warrants to purchase debt securities substantially similar to the Securities of the Company or either Guarantor (other than (A) the Securities and (B) commercial paper) or (ii) any guarantees of either Guarantor of debt securities (of the Company or another issuer) which are substantially similar to the Securities (other than (A) the Guarantees and (B) guarantees of commercial paper of any subsidiary of the Company or either Guarantor), without the prior written consent of the Manager.

         (g) Whether or not any sale of Securities is consummated, to pay all expenses incident to the performance of their respective obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement and the Prospectus and all amendments and supplements thereto (including the translation into Spanish of such documents and the exhibits thereto in accordance with the rules and regulations of the CNV), (ii) the preparation, issuance and delivery of the Securities and the Guarantees,

     (iii) the fees and disbursements of the counsel and accountants of the Company and the Guarantors and of the Trustee, Registrar, any co-registrar and any paying agent and their respective counsel, (iv) the qualification of the Securities and the Guarantees under foreign or state securities or Blue Sky laws in accordance with the provisions of Section 5(d), including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky or Legal Investment Memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement and all amendments thereto and of the Prospectus and any amendments or supplements thereto, (vi) any fees charged by rating agencies for the rating of the Securities and (vii) the fees and expenses, if any, incurred with respect to any filing with the National Association of Securities Dealers, Inc. It is understood and agreed, however, that except as provided in this Section, Section 7 and Section 10 hereof, the Manager and Underwriters will pay all of their own costs and expenses, including costs and expenses of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

         (h) In the case of the Company, to use the net proceeds received from the issuance of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds".

         (i) To pay any stamp, transfer or other similar tax (including any value added or similar tax) imposed by the Republic of Argentina in connection with (i) the execution, delivery and performance of this Agreement or the Indenture and (ii) the execution, authentication, issuance, delivery and sale of the Securities or otherwise in connection with the offering or distribution of the Securities.

         (j) That any legal action, suit or proceeding brought by any Underwriters, or any person who controls any Underwriters within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, arising out of or based upon this Agreement or any of the transactions or agreements contemplated herein may be instituted in any U.S. Federal or state court in the Borough of Manhattan, New York City, and the Company and the Guarantors irrevocably waive any objection which they may now or hereafter have to the laying of venue of any such proceeding or on the grounds of residence or domicile and any claim that any such proceeding has been brought in an inconvenient forum, irrevocably submit to the non-exclusive jurisdiction of any of such courts in any such action, suit or proceeding and will not seek to have any such action, suit or proceeding stayed or transferred on the basis of a claim that it has been brought in an inconvenient forum.

     6. COVENANTS OF THE UNDERWRITERS. Each of the several Underwriters represents and agrees with the Company that with respect to Securities sold outside the United States or its possessions, it will comply with or observe any restrictions or limitations set forth in the Prospectus on persons to whom, or the jurisdictions in which, or the manner in which, the Securities may be offered, sold, resold or delivered.

     7. INDEMNIFICATION AND CONTRIBUTION. (a) The Company and the Guarantors jointly and severally agree to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with investigating or defending any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or the Argentine version of any preliminary prospectus or the Prospectus (as so amended or supplemented), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company or either Guarantor in writing by such Underwriter through the Manager expressly for use therein; provided, however, that the Company and the Guarantors shall not be liable to any Underwriter under the indemnity agreement in this paragraph (a) with respect to any preliminary prospectus or the Argentine version of any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus (not including the documents incorporated therein by reference) (or of the Prospectus (not including the documents incorporated therein by reference) as then amended or supplemented) or the Argentine version of the Prospectus (or the Prospectus as so amended or supplemented), as the case may be, if the Company and/or either Guarantor had previously furnished copies thereof to the Manager or such Underwriter.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, the directors of either, the officers of either who sign the Registration Statement and any person controlling the Company or either Guarantor within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company and the Guarantors to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company or either Guarantor in writing by such Underwriter through the Manager expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto or the Argentine version of any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel required to be admi tted in that jurisdiction for the purpose of complying with the local rules of judicial practice and procedure in such jurisdiction) for all such indemnified parties. Such firm shall be designated in writing by the Manager, in the case of parties indemnified pursuant to paragraph (a) above, and by the Company and the Guarantors, in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reasons of such settlement or judgment.

     (d)  To the extent the indemnification provided for in paragraph (a) or
(b) of this Section 7 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Securities. The relative fault of the Company and the Guarantors on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amounts of Securities they have purchased hereunder, and not joint.

     (e) The Company, the Guarantors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities and Guarantees underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 7 are
not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity; provided, however, that this Section 7 supersedes any rights of indemnification previously given by the Company or the Guarantors to the Manager or any underwriter in any engagement or similar letter relating to the Securities.

     8. TERMINATION. This Agreement shall be subject to termination, by notice given by the Manager to the Company and the Guarantors, if after the execution and delivery of the Underwriting Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, the New York Stock Exchange, (ii) a general moratorium on commercial banking activities shall have been declared in Argentina or New York City or New York State by Argentine, U.S. Federal or New York State authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States or Argentina as, in the reasonable judgment of the Manager, will prevent or materially impair the marketing of the Securities on the terms and in the manner contemplated in the Prospectus or (iv) there shall have occurred any change, or development involving a prospective change, in Argentine taxation or Argentine securities law regulation affecting the Securities (other than as set forth in the Prospectus) or the imposition by the United States or Argentina of exchange controls, as, in any such case, in the reasonable judgment of the Manager, will prevent or materially impair the marketing of the Securities on the terms and in the manner contemplated in the Prospectus.

     9. DEFAULTING UNDERWRITERS. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it has or they have agreed to purchase hereunder on such date, and the aggregate amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate amount of the Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the amount of Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate amount of Securities to be purchased on such date, and arrangements satisfactory to the Manager and the Company and the Guarantors for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company or either Guarantor. In any such case either the Manager or the Company and the Guarantors shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     10. DEFAULT BY COMPANY OR GUARANTORS. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or either Guarantor to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or either Guarantor shall be unable to perform its respective obligations under this Agreement, the Company and the Guarantors will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of the Securities and Guarantees, but the Company and the Guarantors shall then be under no further liability to any Underwriter with respect to such Securities and Guarantees except as provided in Sections 5(g) and 7 hereof, and provided that notwithstanding anything contained herein to the contrary, the Company and the Guarantors shall not be under any liability to any Underwriter with respect to the Securities or the Guarantees (including without limitation any out-of-pocket expenses) if any Underwriter shall default on its obligation to purchase Securities and such Securities (or any other Securities) shall not have been purchased by another Underwriter under the terms of the Underwriting Agreement.

     11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective indemnity and contribution agreements and the representations, warranties and other statements of the Company and the Guarantors, their respective officers and the Underwriters set forth in this Agreement will remain in full force and effect, regardless of any termination of this Agreement, any investigation made by or on behalf of any Underwriter or the Company or either Guarantor or any of the officers, directors or controlling persons referred to in Section 7 and delivery of and payment for the Securities.

     12. SUCCESSORS. This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     13. COUNTERPARTS. The Underwriting Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     15. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     16. NOTICES. In all dealings hereunder, the Manager shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Manager.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Manager as set forth in the Underwriting Agreement; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Treasurer; and if to either Guarantor shall be delivered or sent by mail, telex or facsimile transmission to the address of such Guarantor set forth in the Registration Statement, Attention: Treasurer; provided however, that any notice to an Underwriter pursuant to Section 7 hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in the Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company and the Guarantors by the Manager upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     17. ADDITIONAL AMOUNTS. If the compensation (including the Underwriters' discount) or any other amounts to be received by the Underwriters under this Agreement, as the direct result of entering into this Agreement, are subject to any present or future taxes, assessments, deductions, withholdings or charges of any nature enacted by Argentina or any political subdivision or taxing authority thereof or therein ("Argentine Taxes") (other than Argentine Taxes otherwise generally due and payable by the Underwriters on their respective income as a result of their respective business operations, if any, in Argentina), then the Company or either Guarantor shall pay to the Underwriters an additional amount so that the Underwriters shall retain, after taking into consideration all such Argentine Taxes, an amount equal to the amounts owed to them as compensation or otherwise under this Agreement as if such amounts had not been subject to Argentine Taxes. If any Argentine Taxes are collected by deduction or withholding, the Company or either Guarantor shall provide to the

Underwriters copies of documents evidencing the transmittal to the proper authorities of the amount of Argentine Taxes deducted or withheld. The foregoing agreement shall constitute a separate and independent obligation of each of the Company and the Guarantors.

     18. JUDGMENT CURRENCY. The Company and the Guarantors shall indemnify each Underwriter against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than U.S. dollars and as a result of any variation as between
(i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in New York City at which such Underwriter on the date of payment of such judgment or order is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of each of the Company and the Guarantors and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, U.S. dollars.

     19. MISCELLANEOUS. Time shall be of the essence of this Agreement. As used herein "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

                                     Annex I


                      [FORM OF OPINION OF U.S. COUNSEL FOR
                         THE COMPANY AND THE GUARANTORS]


[DATE]


[NAMES AND ADDRESSES OF UNDERWRITERS]

Dear Sirs:

         I am [Vice President and General Counsel] [General Attorney - Corporate] [Attorney - Corporate] of Amoco Corporation, an Indiana corporation ("Amoco"). I have acted as U.S. legal counsel to Amoco Argentina Oil Company, a Delaware corporation (the "Company"), Amoco and Amoco Company, a Delaware corporation (together with Amoco, the "Guarantors") in connection with the authorization and issuance by the Company, acting through its Argentine Branch, of U.S. $_______ in principal amount of its ___% Negotiable Obligations due ____ (the "Securities"), unconditionally and irrevocably guaranteed by the Guarantors (the "Guarantees"), to be issued pursuant to the provisions of the Indenture, dated as of ________ __, 1995 (the "Indenture"), among the Company, the Guarantors, The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), co-registrar and principal paying agent and The Chase Manhattan Bank, N.A. (Buenos Aires), as registrar and paying agent. This opinion is furnished to you pursuant to Section 4(c)(i) of the Amoco Argentina Oil Company Underwriting Agreement Standard Provisions (Medium-Term Note Program), dated ________ __, 1995 (the "Standard Provisions"), between the several underwriters (the "Underwriters") and the Company and the Guarantors, relating to the terms and conditions of the sale by the Company and the purchase by the Underwriters, severally, of debt securities to be issued pursuant to the Indenture. The specific terms and conditions of the sale and purchase of the Securities are set forth in the Underwriting Agreement, dated ________ __, 199_ (together with the Standard Provisions, the "Underwriting Agreement"), between you, as Manager of the Underwriters, and the Company and the Guarantors.

         As such counsel, I have reviewed all action taken by the Company in connection with the authorization of the Securities and the Guarantors in connection with the authorization of the Guarantees; the Indenture; the Registration Statement on Form S-3 (File No. 33- _____) filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission"), as amended to the date of the Underwriting Agreement (the "Registration Statement"); the prospectus included therein, as supplemented by the prospectus supplement specifically relating to the Securities (collectively, the "Prospectus") and the exhibits thereto and the documents incorporated by reference therein; the Underwriting Agreement; and the execution of the Securities, the

Guarantees, the Underwriting Agreement and the Indenture. I have also made such other legal and factual inquiries as I have determined advisable for the purpose of this opinion, and I am, to the extent deemed advisable by me, basing this opinion upon certificates satisfactory to me of one or more officers of the Company and the Guarantors as to factual matters and on certain certificates and assurances from public officials. I have assumed the authenticity of all such certificates of public officials and the genuineness of all signatures thereon.

         Terms used in this opinion letter which are not defined herein but which are defined, either directly or by cross reference, in the Indenture are used herein with the respective meanings assigned to such terms in the Indenture.

         I am qualified to practice law in the State of Illinois, and the opinions hereinafter expressed are limited to the internal laws of that State, the Business Corporation Law of the State of Indiana, the General Corporation Law of the State of Delaware, and the Federal law of the United States of America. As to all matters relating to New York law, I have relied for purposes of this opinion on the opinion delivered to you this date in connection with the Indenture by Simpson Thacher & Bartlett, special U.S. counsel to the Underwriters, and my opinion is subject to the exceptions and qualifications set forth therein.

         Based upon, and subject to, the foregoing, and subject to the qualifications set forth herein, I am of the opinion that:

         1. The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware; and each of the Guarantors has been duly incorporated and is a corporation in existence under the laws of its respective jurisdiction of incorporation. The Company and the Guarantors have the corporate power and authority to own or lease their properties and conduct their businesses as described in the Registration Statement and are duly qualified to do business as a corporation in good standing in each jurisdiction in which, in my opinion, such qualification is required, or if in any jurisdiction the Company or either of the Guarantors is not so qualified, the failure to so qualify does not, considering all such cases in the aggregate, involve a material risk to the business, properties, financial condition or results of operations of the Company or either of the Guarantors and their respective subsidiaries, taken as a whole.

         2. Each of Amoco Chemical Company, Amoco Oil Company and Amoco Production Company has been duly incorporated, is validly existing in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property is material to such corporation and requires such qualification. All of the shares of capital stock of each of Amoco Chemical Company, Amoco Oil Company and Amoco Production Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of such shares are owned by Amoco directly or indirectly free and clear of any lien, security interest, claim or other encumbrance.

         3. The Company and the Guarantors have the authorized capitalization as set forth in the Registration Statement, and all of the issued shares of capital stock of the Company and the Guarantors have been duly and validly authorized and issued and are fully paid and non-assessable.

         4. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

         5. The Securities have been duly authorized and executed by the Company; and, when duly authenticated by the Trustee pursuant to the Indenture, issued by the Company and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Securities will be valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Indenture.

         6. The Guarantees have been duly authorized and executed by the Guarantors; and, when the Securities on which the Guarantees are endorsed have been duly authenticated by the Trustee pursuant to the Indenture, issued by the Company and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Guarantees will be valid and legally binding obligations of the Guarantors enforceable in accordance with their terms and entitled to the benefits provided in the Indenture.

         7. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantors and, assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and legally binding obligation of each of the Company and the Guarantors enforceable in accordance with its terms; and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         8. The issue and sale of the Securities, including the Guarantees, and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture and the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to me to which or by which the Company or either of the Guarantors is bound or to which any of the property or assets of the Company or either of the Guarantors is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Company or the Articles or Certificate of Incorporation or By-Laws of either of the Guarantors or any statute or, to my knowledge, any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or either of the Guarantors or any of their respective properties.

         9. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States, any state in the United States or any political subdivision thereof having jurisdiction over the Company or either of the Guarantors (other than such as have been obtained under the Securities Act of 1933, as amended (the "Securities Act"), and the Trust Indenture Act and qualification under state securities or "Blue Sky" laws) is required for the issue and sale of the Securities, including the Guarantees, or the consummation of the transactions contemplated by the Underwriting Agreement or the Indenture.

         10. To the best of my knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or either of the Guarantors or any of their respective subsidiaries is the subject which are reasonably likely to be determined adversely, and if determined adversely to the Company or either of the Guarantors or any of their respective subsidiaries, would individually or in the aggregate be reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of either Guarantor and its subsidiaries, taken as a whole; and, to the best of my knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

         11. Each document filed by either of the Guarantors pursuant to the Securities Exchange Act of 1934 (except as to financial statements and other financial and statistical data contained therein, as to which I do not express an opinion) and incorporated by reference in the Prospectus complied when so filed as to form in all material respects with such Act and the rules and regulations thereunder. The Registration Statement and the Prospectus (except as to financial statements and other financial and statistical data [and Appendix A] contained therein, as to which I do not express an opinion) comply as to form in all material respects with the Securities Act and the rules and regulations thereunder and the Trust Indenture Act and the rules and regulations thereunder.

         12. The Registration Statement has become effective under the Securities Act; any filing of the Prospectus made pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule 424(b); and, to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Commission.

         13. The statements made in the Prospectus under the caption "Description of Securities", insofar as such statements purport to summarize certain provisions of the Indenture, the Securities and the Guarantees, are accurate in all material respects.

         14. To the best of my knowledge, there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement, incorporated by reference into the Prospectus or described in the Registration Statement or the Prospectus which are not so filed, incorporated by reference or described as required.

         15. Nothing that has come to my attention in the course of my review of the Registration Statement has caused me to believe that the Registration Statement (except as to the financial statements and other financial and statistical data contained therein, as to which I do not express an opinion or belief) contained as of the date it became effective or as of the date of the Underwriting Agreement, or contain as of the date and time of delivery of this opinion, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and nothing that has come to my attention in the course of my review of the Prospectus has caused me to believe that the Prospectus (except as to the financial statements and other financial and statistical data therein, as to which I do not express an opinion or belief) contained as of its date or as of the date of the Underwriting Agreement, or contains as of the date and time of delivery of this opinion, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and nothing that has come to my attention in the course of my review of the Registration Statement and the Prospectus has caused me to believe that any amendment to the Registration Statement is required to be filed.

         The opinions expressed in paragraphs 5, 6 and 7 above are subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law), and an implied covenant of good faith and fair dealing.

         This opinion is rendered solely for use by the addressee hereof in connection with the transactions described herein and may not be relied upon by any other person for any other purpose without my prior written consent.

                                    Annex II


                      [FORM OF OPINION OF ARGENTINE COUNSEL
                       FOR THE COMPANY AND THE GUARANTORS]


[DATE]


[NAMES AND ADDRESSES OF UNDERWRITERS]

Dear Sirs:

         We have acted as special Argentine legal counsel to Amoco Argentina
Oil Company, a Delaware corporation (the "Company") (including the Company's branch in Argentina (the "Argentine Branch"), and Amoco Corporation, an Indiana corporation, and Amoco Company, a Delaware corporation (together, the "Guarantors"), in connection with the authorization and issuance by the Company, acting through its Argentine Branch, of U.S. $_______ in principal amount of its ___% Negotiable Obligations due ____ (the "Securities"), unconditionally and irrevocably guaranteed by the Guarantors (the "Guarantees"), to be issued pursuant to the provisions of the Indenture, dated as of __________ __, 1995 (the "Indenture"), among the Company, the Guarantors, The Chase Manhattan Bank (National Association), as trustee (the "Trustee"), co-registrar and principal paying agent and The Chase Manhattan Bank, N.A. (Buenos Aires), as registrar and paying agent. This opinion is furnished to you pursuant to Section 4(c)(ii) of the Amoco Argentina Oil Company Underwriting Agreement Standard Provisions (Medium-Term Note Program), dated ________ __, 1995 (the "Standard Provisions"), between the several underwriters (the "Underwriters") and the Company and the Guarantors, relating to the terms and conditions of the sale by the Company and the purchase by the Underwriters, severally, of debt securities to be issued pursuant to the Indenture. The specific terms and conditions of the sale and purchase of the Securities are set forth in the Underwriting Agreement, dated ________ __, 199_ (together with the Standard Provisions, the "Underwriting Agreement"), between the Underwriters and the Company and the Guarantors.

         As such counsel, we have reviewed all action taken by the Company and the Argentine Branch in connection with the authorization of the Securities and the Guarantors in connection with the authorization of the Guarantees; the Indenture; the Registration Statement on Form S-3 (File No. 33-______) filed by the Company and the Guarantors with the U.S. Securities and Exchange Commission (the "Commission"), as amended to the date of the Underwriting Agreement (the "Registration Statements"); the prospectus included therein, as supplemented by the prospectus supplement specifically relating to the Securities (collectively, the "Prospectus") and the exhibits thereto and the documents incorporated by reference therein; the Underwriting Agreement; and the execution of the Securities, the Guarantees, the Underwriting

Agreement and the Indenture. We have also made such other legal and factual inquiries as we have determined advisable for the purpose of this opinion, and we are, to the extent we deem advisable, basing this opinion upon certificates satisfactory to us of one or more officers of the Company and the Guarantors as to factual matters and on certain certificates and assurances from public officials. We have assumed the authenticity of all such certificates of public officials and the genuineness of all signatures thereon.

         Terms used in this opinion letter which are not defined herein but which are defined, either directly or by cross reference, in the Indenture are used herein with the respective meanings assigned to such terms in the Indenture.

         We are qualified to practice law in Argentina, and the opinions hereinafter expressed are limited solely to the laws of Argentina as in effect on the date hereof.

         Based upon, and subject to, the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

         1. The Argentine Branch has been registered as an Argentine Branch with the Public Registry of Commerce on November 25, 1958, under number 60, page (folio) 60, book 50, volume B of foreign by-laws and, in connection with a change of its name to its present name, on November 24, 1969 under number 62, page (folio) 95, book 51, volume B of foreign by-laws. The Argentine Branch has the power and authority to own its properties and conduct its business as described in the Prospectus.

         2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company, acting through the Argentine Branch; and, assuming that the Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Guarantors under the laws of its jurisdiction of incorporation and the State of New York and assuming, further, that it constitutes a valid and legally binding obligation of each of the Company and the Guarantors under the laws of the State of New York, the Underwriting Agreement constitutes a valid and legally binding obligation of each of the Company and the Guarantors enforceable in accordance with its terms.

         3. The Securities have been duly authorized and executed; and, when duly authenticated by the Trustee, issued by the Company and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, and assuming that the Securities have been duly authorized and executed by the Company under the laws of the State of Delaware and the State of New York and assuming, further, that the Securities constitute valid and legally binding obligations of the Company under the laws of the State of New York, the Securities are valid and legally binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits provided by the Indenture.

         4. When the Securities on which the Guarantees are endorsed have been duly authenticated by the Trustee pursuant to the Indenture, issued by the Company and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement and assuming that the Guarantees have been duly authorized and executed by the Guarantors under the laws of their respective jurisdictions of incorporation and the State of New York and assuming, further, that the Guarantees constitute valid and legally binding obligations under the laws of the State of New York, the Guarantees are valid and legally binding obligations of the Guarantors enforceable in accordance with their terms and entitled to the benefits provided in the Indenture.

         5. The Indenture has been duly authorized, executed and delivered by the Company, acting through the Argentine Branch; and, assuming that the Indenture has been duly authorized, executed and delivered by each of the Company and the Guarantors under the laws of its respective jurisdiction of incorporation and the State of New York and assuming, further, that it constitutes a valid and legally binding obligation of each of the Company and the Guarantors under the laws of the State of New York, constitutes a valid and legally binding obligation of each of the Company and the Guarantors enforceable in accordance with its terms.

         6. The Securities, the Guarantees and the Indenture conform to the descriptions thereof in the Prospectus.

         7. The Securities constitute "OBLIGACIONES NEGOCIABLES" issued in accordance with Argentine Negotiable Obligations Law.

         8. The issue and sale of the Securities, including the Guarantees, and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Guarantees, the Indenture, the Underwriting Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known us to which or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such actions result in any violation of the provisions of any statute or, to the best of our knowledge, any order, rule or regulation of any court or governmental agency or body in Argentina having jurisdiction over the Company or any of its properties.

         9. No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body in Argentina having jurisdiction over the Company or either Guarantor (other than such as have been obtained and are in full force and effect under the Argentine Public Offerings Law No. 17,811, as amended, is required for the issue and sale of the Securities, including the Guarantees, or the consummation of the transactions contemplated by the Underwriting Agreement or the Indenture.

         10. To the best of our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending in any court or governmental agency or body in Argentina to which the Company or its Argentine Branch is the subject which are reasonably likely to be determined adversely, and if determined adversely to the Company or its Argentine Branch, would individually or in the aggregate be reasonably likely to have a material adverse effect on the business, properties, financial condition or results of operations of the Company; and, to the best of my knowledge, no such proceedings are threatened or contemplated by Argentine governmental authorities or threatened by others.

         11. The Contract (No. 7524), dated July 21, 1958, and the Petroleum Transportation Contract, dated October 24, 1961, each as amended to the date hereof, between Yacimientos Petroliferos Fiscales (predecessor to YPF Sociedad Anonima) and the Company have been duly authorized, executed and delivered by each of the parties thereto and constitute valid and legally binding obligations of each of the parties thereto enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

         12. The statements in the Prospectus under the captions entitled "Taxation--Argentine Taxation", Appendix A--"General", Appendix A--"Business", Appendix A--"Management's Discussion and Analysis of Financial Condition and Results of Operations" and Appendix A--"Regulation", insofar as such statements constitute a summary of provisions of Argentine legal and regulatory matters or legal conclusions with respect thereto, fairly present, in all material respects, the information with respect to such legal and regulatory matters therein described.

         13. The indemnification and contribution provisions of the Underwriting Agreement do not contravene Argentine law or public policy.

         14. Neither the Company, its Argentine Branch nor any of its property or assets is entitled to immunity from suit, execution, attachment or other legal process in Argentina.

         15. It is not necessary under the laws of Argentina that any of the holders of the Securities be licensed, qualified or entitled to carry on business in Argentina by reason of the execution, delivery, performance or enforcement of the Underwriting Agreement, the Indenture, the Securities or the Guarantees, even though as persons not resident in Argentina they may be required in judicial proceedings to give a guarantee in order to secure payment of legal costs and fees in the event that the final decision obliges such persons to pay those fees and costs.

         16. The Company has not taken any action nor have any other steps been taken or legal proceedings been started or, to the best of my knowledge, threatened against the Company for the de-registration under Argentine law of the Argentine Branch.

         17. The Argentine courts will recognize the choice of law provisions of the Underwriting Agreement, the Indenture, the Securities and the Guarantees.

         18. Each of the Underwriting Agreement, the Indenture, the Securities, the Guarantees and any other document required to be furnished hereunder or thereunder is in proper legal form under the laws of Argentina for the enforcement thereof against the Company and the Guarantors in Argentina without further action on the part of the Underwriters or the Trustee (provided that an official Spanish translation of any agreement is required to bring an action thereon in the courts of Argentina); and to ensure the legality, validity, enforceability, priority or admissibility in evidence in Argentina of any of the Underwriting Agreement, the Indenture, the Securities, the Guarantees or any other document required to be furnished hereunder or thereunder, it is not necessary that the Underwriting Agreement, the Indenture, the Securities, the Guarantees or any such document be submitted to, filed or recorded with any court or other authority in Argentina or that any stamp, charge or tax be paid on or in respect of any of the Underwriting Agreement, the Indenture, the Securities, the Guarantees or any such document (other than a court tax, which at the date hereof is 3% of the amount so claimed in conformity with Article 2 of Law No. 23, 898) with respect to the institution of any judicial proceeding to enforce in the City of Buenos Aires, Argentina the Underwriting Agreement, the Indenture, the Securities, the Guarantees or any such document.

         19. The submission by the Company and the Guarantors to the jurisdiction of the U.S. Federal or state courts sitting in New York City set forth in the Underwriting Agreement, the Indenture and the Securities constitute valid and legally binding obligations of the Company and the Guarantors and service of process effected in a manner which is valid under the laws of the State of New York will be effective, insofar as Argentine law is concerned, to confer valid personal jurisdiction over the Company and the Guarantors.

         20. Any judgment obtained in a U.S. Federal or state court of competent jurisdiction sitting in New York City arising out of or in relation to the obligations of the Company or either of the Guarantors under the Underwriting Agreement, the Indenture, the Securities or the Guarantees, would be enforced against the Company or either of the Guarantors, as the case may be, in the courts of Argentina, PROVIDED, that the following requirements of Article 517 of Argentine Law No. 17,454, as amended by Argentine Law No. 22,434 (National Code of Civil and Commercial Procedure) are satisfied: (A) the judgment, which must be final in the jurisdiction where rendered, was issued by a court competent in accordance with the Argentine conflict of laws principles regarding jurisdiction and resulted from a personal action, or an IN REM action with respect to personal property which was transferred to

Argentine territory during or after the prosecution of the foreign action, (B) the defendant against whom enforcement of the judgment is sought was personally served with the summons and, in accordance with due process of law, was given an opportunity to defend against the foreign action, (C) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law, (D) the judgment does not violate the principles of public policy of Argentine law and (E) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court; and, in our view, no principle of public policy is violated by any provision of the Underwriting Agreement, the Indenture, the Securities or the Guarantees.

         21. Except as set forth in the Prospectus, there is no income, stamp or other tax, duty, impost, deduction or other charge imposed (whether by withholding or otherwise) by any government, court or governmental or regulatory (including taxing) authority or body in Argentina (other than a court tax of up to 3% of the amount in controversy imposed with respect to the institution of any judicial proceeding to enforce in the City of Buenos Aires, Argentina the Underwriting Agreement, the Indenture, the Securities or the Guarantees) on or by virtue of the execution, delivery or performance by the Company or either of the Guarantors of the Underwriting Agreement, the Indenture, the Securities, the Guarantees or any of the other documents and instruments to be executed and delivered by the Company or either of the Guarantors thereunder or the enforcement thereof in a court sitting in the City of Buenos Aires, Argentina against the Company or either of the Guarantors; and, assuming that the proceeds from the sale of the Securities are used in the manner described in the Prospectus under the caption "Use of Proceeds", the conditions of the Argentine Negotiable Obligations Law will be satisfied with respect to the Securities.

         22. Nothing that has come to our attention in the course of our review of the Registration Statement has caused us to believe that the Registration Statement (other than the financial statements and other financial and statistical data contained therein, as to which we do not express an opinion or belief) contained as of the date it became effective or as of the date of the Underwriting Agreement, or contains as of the date and time of delivery of this opinion, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and nothing that has come to our attention in the course of our review of the Prospectus has caused us to believe that the Prospectus (other than the financial statements and other financial and statistical data therein, as to which we do not express an opinion or belief) contained as of its date or as of the date of the Underwriting Agreement, or contains as of the date and time of delivery of this opinion, an untrue statement of a material fact or omitted or omits, as the case may be, to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         The above opinions are subject to the following limitations, qualifications and exceptions:

         (a) the ability of the Argentine Branch to make payments in respect of the Securities in non-Argentine currency (and the ability of any person to remit out of Argentina the proceeds of any judgment award in non-Argentine currency issued by a court in Argentina) will be subject to any exchange control regulations which may be in effect at the time of payment (or such remittance); however, we hereby advise you that there are no exchange control restrictions in place as of the date hereof that would prohibit, limit or otherwise affect any such payment or remittance;

         (b) there is doubt as to whether Argentine courts would enforce in all respects and in a timely manner against the Company, or any of its directors or officers, judgments obtained in the United States courts predicated solely upon the civil liability provisions of the federal securities laws of the United States or enforce liabilities against the Company or such persons in original actions brought in Argentine courts predicated solely upon the federal securities laws of the United States;

         (c) [the opinion expressed in paragraph 21 above is subject to the qualification that the Underwriters could be subject to income and value added tax to the extent that the Securities are sold in Argentina pursuant to the Underwriting Agreement a nd that the Trustee could be subject to such tax to the extent that services under the Indenture are performed in Argentina]; and

         (d) the opinions expressed in paragraphs 2, 3, 4 and 5 above are subject to the effects of bankruptcy, insolvency, liquidation, reorganization and other similar laws relating to or affecting the rights of creditors generally, by general equitable principles and an implied covenant of good faith and fair dealing.

         We note that, in the case of bankruptcy declared against the Company in Argentina, in addition to the preferential rights of any secured creditors, certain unsecured creditors (including creditors having claims relating to taxes, court related expenses, salaries and social security charges) are granted a preferential treatment over the unsecured creditors, such as the holders of the Securities; in addition, in such a case, the allowance of creditors whose claims are payable outside Argentina and which do not belong to ("PERTENECIENTES A") a foreign bankruptcy proceeding is conditional upon submission of evidence that a creditor whose claim is payable in Argentina may, on a reciprocal basis, be allowed and paid PARI PASSU in bankruptcy proceedings commenced in the country where the claim of the former is payable, provided that if the Company also is declared bankrupt outside Argentina, the creditors who belong to (PERTENECIENTES A") the foreign bankruptcy will be entitled to claim only on the balance of assets in Argentina left over once all the creditors in the Argentine bankruptcy proceeding have been paid off.

         This opinion is rendered solely for use by the addressees hereof in connection with the transactions described herein and may not be relied upon by any other person for any other purpose without our prior written consent.